Exhibit 99.1

PRESS RELEASE

Autoliv provides update ahead of planned spin-off

(Stockholm, Sweden, April 26, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced important steps in the process to spin-off its Electronics business.

The process of spinning off the Electronics business under the name Veoneer is progressing well. Operational separation of the Electronics business was completed on schedule April 1 and critical items, including transfer of people, set-up of systems and the establishment of leadership teams, are tracking according to plan. The establishment of new boards of directors for the separate entities is also progressing well and the new boards will be announced ahead of the spin-off. The Company now anticipates trading in Veoneer to begin in the early part of the third quarter of 2018 with listings on the New York Stock Exchange and Nasdaq Stockholm.

A Registration Statement on Form 10 has been publicly filed by Veoneer, Inc. with the U.S. Securities and Exchange Commission (SEC). The registration statement provides detailed information on the business, management and historical combined financial statements of Veoneer on a “carve-out” basis, as well as information related to the anticipated spin-off. It includes a summary of the initial capitalization to be provided by Autoliv to Veoneer. The Registration Statement will be updated with additional information in subsequent amendments as further information on the spin-off is finalized.

The initial capitalization of Veoneer is expected to be provided through a capital injection from Autoliv and will provide up to $1.2 billion of cash liquidity in Veoneer (including existing cash). It is expected to be sufficient to fund Veoneer until it reaches positive cash flow. The initial capitalization also takes into account Veoneer’s on-going investments in joint ventures, particularly Zenuity, and certain anticipated business combinations.

To fund the capital injection, Autoliv intends to raise the majority of the needed capital through debt financing, while the remaining amount of the capital injection will be from Autoliv’s cash on hand. Autoliv’s ambition is to maintain its strong investment grade credit rating following the capital raise and the capital injection into Veoneer.

The main difference in the historical financial information for Veoneer on a “carve-out” basis compared to the current segment reporting for the Electronics’ business is that RD&E costs are fully attributed to the business. Furthermore, a redistribution of a portion of the historical corporate and other costs has been made to present Veoneer on a “carve-out” basis, thus including some (but not the full) cost of being a stand-alone company.

The carve-out adjustments made to create the historical financial statements of Veoneer follows financial reporting guidelines related to carve-out accounting and are not relevant for any other purpose, and should not be used for conclusions regarding Autoliv’s historical financials as a stand-alone company excluding Electronics.

We intend to provide historical financial statements for Autoliv as continuing operations with Electronics reflected as discontinued operations at a later time.

The spin-off is expected to occur in time for trading in Veoneer to begin early in the third quarter of 2018. A copy of the registration statement is available for review at www.sec.gov under the name Veoneer, Inc.

Completion of the spin-off is subject to market, regulatory and certain other conditions, including final approval by Autoliv’s Board of Directors and declaration of effectiveness of the registration statement by the SEC.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46(0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Selected historical financial data for Veoneer are attached as an appendix to this press release. Downloadable excel files of the data can be found on autoliv.com/investors.

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP of Investor Relations set out above, at 23.00 CET on April 26, 2018.

Inquiries:

Media: Thomas Jönsson, Corporate Communications. Tel +46 (0)8 5872 0627

Investors & Analysts, Anders Trapp, Investor Relations, Tel +46 (0)8 58 72 06 71

Investors & Analysts, Ray Pekar, Investor Relations, Tel, +1 (248) 794 4537

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the intended spin-off of Autoliv’s Electronics business, the timing of such spin-off, whether the spin-off is ultimately consummated, the timing and amount of the capital injection into Veoneer and the expected performance of Autoliv and Veoneer following completion of the spin-off. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46(0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Veoneer, Inc.

Audited Combined Statement of Operations1

(Dollars in millions)	Years ended December 31
	2017	2016	2015
Net sales	$2,322.2	$2,218.3	$1,588.6
Cost of sales	(1,856.6)	(1,795.1)	(1,310.2)

Gross profit	465.6	423.2	278.4
Selling, general and administrative expenses	(110.0)	(109.8)	(68.0)
Research, development and engineering expenses, net	(375.4)	(299.7)	(213.6)
Goodwill, impairment charge	(234.2)	—	—
Amortization of intangibles	(37.0)	(34.5)	(9.8)
Other income (expense), net	8.3	(4.0)	4.6

Operating loss	(282.7)	(24.8)	(8.4)
Loss from equity method investments	(30.7)	—	—
Interest income	0.3	0.1	—
Interest expense	(0.3)	(0.2)	(0.3)
Other non-operating items, net	(0.8)	3.1	0.5

Loss before income taxes	(314.2)	(21.8)	(8.2)
Income tax expense	(30.1)	(38.3)	(21.8)

Net loss	(344.3)	(60.1)	(30.0)

Less: Net loss attributable to non-controlling interest	(127.3)	(7.0)	—

Net loss attributable to controlling interest	$(217.0)	$(53.1)	$(30.0)

Items Affecting Comparability

We believe that comparability between periods is improved through the exclusion of certain unusual or non-recurring items. To assist investors in understanding the operating performance of Autoliv’s business, it is useful to consider certain U.S. GAAP measures exclusive of this item. Accordingly, the tables below reconcile from U.S. GAAP to the equivalent non-U.S. GAAP measure.

(Dollars in millions)	2017	2016	2015
Operating loss	$(282.7)	$(24.8)	$(8.4)
Goodwill, impairment charge	234.2	—	—

Non-GAAP adjusted operating loss	$(48.5)	$(24.8)	$(8.4)

1)	The audited Consolidated Statement of Income is derived from the Veoneer Financial Statements included in Veoneer, Inc.’s Form 10 Registration Statement filed with SEC on April 26, 2018.

Veoneer, Inc.

Audited Combined Balance Sheets2

(Dollars in millions)	At December 31
	2017	2016
Assets
Receivables, net	$460.5	$445.0
Inventories, net	154.2	164.4
Prepaid expenses and other current assets	34.0	39.5

Total current assets	648.7	648.9

Property, plant and equipment, net	361.9	327.1
Investments and other non-current assets	162.0	36.0
Goodwill	291.7	490.1
Intangible assets, net	122.2	163.0
Related party notes receivable	76.0	74.0

Total assets	$1,662.5	$1,739.1

Liabilities and equity
Accounts payable	$322.8	$318.2
Related party payables	5.0	5.0
Accrued expenses	195.2	192.6
Income tax payable	41.3	31.6
Other current liabilities	25.7	25.0
Related party short-term debt	—	3.5

Total current liabilities	$590.0	$575.9

Related party long-term debt	62.2	11.1
Pension liability	13.9	15.0
Other non-current liabilities	39.3	48.0

Total non-current liabilities	$115.4	$74.1

Commitments and contingencies
Parent Equity
Net parent investment	843.9	876.7
Accumulated other comprehensive loss	(8.3)	(29.3)

Total Parent Equity	835.6	847.4

Non-controlling interest	121.5	241.7

Total Parent Equity and non-controlling interests	957.1	1,089.1

Total liabilities, Parent Equity and non-controlling interests	$1,662.5	$1,739.1

2)	The audited Combined Balance Sheets is derived from the Veoneer Financial Statements included in Veoneer, Inc.’s Form 10 Registration Statement filed with SEC on April 26, 2018.

Veoneer, Inc.

Audited Combined Statements of Cash Flow3

( Dollars in millions)	Years ended December 31
	2017	2016	2015
Operating activities
Net loss	$(344.3)	$(60.1)	$(30.0)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	118.8	105.5	53.1
Goodwill, impairment charge	234.2	—	—
Deferred income taxes	(11.3)	(10.9)	0.3
Undistributed loss from equity method investments	30.7	—	—
Gain on investment in Zenuity	(10.7)	—	—
Stock-based compensation	2.1	2.8	1.8
M/A COM earn-out adjustment	(12.7)	—	—
Net change in:
Related party payables, net	(0.1)	5.1	—
Receivables and other assets, gross	2.2	(182.6)	(91.8)
Inventories, gross	18.9	(7.7)	(38.0)
Accounts payable and accrued expenses	(20.8)	132.6	117.7
Income taxes	9.9	20.2	8.6
Other, net	(18.1)	(12.2)	(2.8)

Net cash (used in) provided by operating activities	(1.2)	(7.3)	18.9
Investing activities
Expenditures for property, plant and equipment	(110.0)	(102.5)	(53.4)
Proceeds from sale of property, plant and equipment	6.9	1.5	3.8
Acquisition of intangible assets	—	—	(24.9)
Acquisition of businesses and interest in affiliates, net of cash acquired	(125.3)	(226.3)	(98.9)
Net increase in related party notes receivable	(2.0)	(8.1)	(28.9)

Net cash used in investing activities	(230.4)	(335.4)	(202.3)
Financing activities
Net increase / (decrease) in short-term debt including related party	(3.6)	3.7	(0.3)
Repayments and other changes in related party long-term debt	50.8	11.9	-
Net transfers from Parent	184.4	327.1	183.7

Net cash provided by financing activities	231.6	342.7	183.4
Effect of exchange rate changes on cash and cash equivalents	—	—	—

Increase / (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

3)	The audited Combined Statements of Cash Flow is derived from the Veoneer Financial Statements included in Veoneer, Inc.’s Form 10 Registration Statement filed with SEC on April 26, 2018.